UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 22, 2009

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NEWFIELD EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)
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Delaware	1-12534	72-1133047
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

363 N. Sam Houston Parkway E., Suite 100
Houston, Texas 77060
(Address of principal executive offices)

Registrant’s telephone number, including area code: (281) 847-6000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition

On July 22, 2009, Newfield Exploration Company (“Newfield”) issued a press release announcing its second quarter 2009 financial and operating results, third quarter 2009 earnings guidance and providing an operational update by region.  A copy of the press release is furnished herewith as Exhibit 99.1.

Item 7.01  Regulation FD Disclosure

On July 22, 2009, Newfield issued a press release providing an update on recent successes in Newfield’s Granite Wash play, located in the Texas Panhandle and western Oklahoma.  A copy of the press release is furnished herewith as Exhibit 99.2.

On July 22, 2009, Newfield also issued its @NFX publication, which includes second quarter 2009 highlights, an operational update by region, third quarter 2009 guidance, and tables detailing complete hedging positions as of July 21, 2009.  A copy of the publication is furnished herewith as Exhibit 99.3.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

	99.1	Earnings Press Release issued by Newfield on July 22, 2009
	99.2	Granite Wash Press Release issued by Newfield on July 22, 2009
	99.3	@ NFX Publication issued by Newfield on July 22, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWFIELD EXPLORATION COMPANY

Date: July 23, 2009	By:	/s/ Brian L. Rickmers
Brian L. Rickmers
Controller

Exhibit Index

Exhibit No.	Description
99.1	Earnings Press Release issued by Newfield on July 22, 2009
99.2	Granite Wash Press Release issued by Newfield on July 22, 2009
99.3	@ NFX Publication issued by Newfield on July 22, 2009